EXHIBIT 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Flexible Solutions International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock			$
	Equity	Preferred Stock
	Equity	Convertible Preferred Stock
	Other	Rights						-
	Other	Warrants						-
	Other	Units						-
	Unallocated (Universal) Shelf		Rule 457(c)			$7,989,854	$110.20 per 1,000,000	$882
Fees Previously Paid								-
Carry Forward Securities								-
Total Offering Amounts								$7,989,854
Total Fees Previously Paid								$882
Total Fee Offsets								-
Net Fee Due								-